Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into as of the date of the last signature to this Agreement (“Effective Date”), by and between VPR BRANDS, LP (“VPR”), a Delaware limited partnership authorized to do business in Florida with a principal place of business located at 3001 Griffin Road, Fort Lauderdale, FL 33312 on the one hand; and MONQ, LLC (“MONQ”), a Tennessee limited liability company with a principal place of business at 842 Conference Drive, Goodlettsville, TN 37072, on the other hand. Each of the foregoing may be referred to hereafter as a “Party”, and together as the “Parties.”

WHEREAS, VPR and MONQ are parties to a lawsuit captioned VPR Brands, LP. v. MONQ, LLC, Civil Action No. 3:21-cv-00172, which is currently pending in the United States District Court for the Middle District of Tennessee (the “Action”);

WHEREAS, VPR alleges patent infringement of United States Patent No. 8,205,622 (the “‘622 Patent”), which allegations MONQ denies and to which MONQ raises affirmative defenses and counterclaims of non-infringement, invalidity and unenforceability of the ‘622 Patent, among others;

WHEREAS, VPR desires to license the ‘622 Patent and related patents and applications to MONQ (“the Patent Rights”), and MONQ desires to acquire a license to such intellectual property as hereinafter provided;

WHEREAS, the Parties hereto both desire a mutually beneficial, dispute-avoiding arrangement;

WHEREAS, VPR and MONQ wish to settle and compromise the Action, and all other claims, demands, and controversies between them relating to the Action;

NOW THEREFORE and in consideration of the terms and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.	Settlement Payment by MONQ

Each Party shall bear its own attorneys’ fees and costs relating to the Action, and each party waives any and all claims for monetary relief related to the Action.

1.1	Settlement Sum.

In exchange for and in consideration of the License, Covenants, and other agreements made herein, MONQ shall pay VPR the sum of Two Hundred Seventy Five thousand dollars ($275,000.00) (the “Settlement Sum”) in accordance with the Payment Schedule detailed in 1.2 below. Payment shall be made by wire to the SRIPLAW TRUST Account. SRIPLAW will provide a wire instructions in a separate secured PDF.

The Parties agree and acknowledge that the payment of the Settlement Sum shall not be construed as an admission or acknowledgment that reflects, evidences, or supports any of the alleged harm and alleged damages as asserted by the Plaintiff.

SETTLEMENT AGREEMENT

1.2	Payment Schedule. The Settlement sum shall be paid at the following schedule:

$25,000	On or before October 10, 2022.
$25,000	On or before November 1, 2022.
$25,000	On or before December 1, 2022.
$25,000	On or before January 1, 2023.
$25,000	On or before February 1, 2023.
$25,000	On or before March 1, 2023.
$15,000	On or before April 1, 2023.
$15,000	On or before May 1, 2023.
$15,000	On or before June 1, 2023.
$15,000	On or before July 1, 2023.
$15,000	On or before August 1, 2023.
$15,000	On or before September 1, 2023.
$15,000	On or before October 1, 2023.
$10,000	On or before November 1, 2023.
$10,000	On or before December 1, 2023

The Parties agree and acknowledge that the Settlement Sum shall not be construed as an admission or acknowledgment that reflects, evidences, or supports any of the alleged harm and alleged damages as asserted by the Plaintiff. No other outside party will be entitled to a set off, or otherwise, with respect to the Settlement Sum. Each party shall bear its own attorney’s fees and costs incurred in connection with all proceedings and related to this matter, including the preparation and drafting of this Agreement.

2.	Grant of Non-Exclusive License to MONQ; Covenant Not to Challenge; Assignment

2.1	Grant of License for past use.

In exchange for the Settlement Sum, VPR hereby grants MONQ a non-exclusive license through and including the Effective Date for MONQ’s use of the invention in the ‘622 Patent and all related patents and applications, including, without limitation, the rights to make, have made, use, import, license, offer to sell, and sell its devices. Failure to make a payment in accordance with the Payment Schedule described in 1.2 above will automatically result in breach of this agreement. To retain the License described herein, MONQ shall pay the outstanding balance in accordance with the Payment Schedule described in 1.2 above within ten (10) business days. Failure to make payment after 10 business days will result in revocation of this License.

2.2	Grant of Non-Exclusive License for Future Use of the ‘622 Patent.

Subject to full receipt of the Settlement Sum, VPR hereby grants MONQ, a non-exclusive and non-assignable license to the ‘622 Patent to allow MONQ to continue make, use, sell, offer for sale, import, export, supply, lease, distribute, purchase, perform, provide, display, transmit, or otherwise practice the ‘622 patent, with respect to manufacturing, marketing, and selling its devices.

2.3	Patent Marking by MONQ

MONQ shall mark the Covered Products with “Pat. 8,205,622” to be visible for consumers. The Patent Marking must be “fixed” on the Covered Products. If the character of the article itself prevents fixing notice to its devices, MONQ shall mark the device’s packaging or container.

SETTLEMENT AGREEMENT

2.4	Covenant Not to Challenge ‘622 Patent.

MONQ covenants that they will take no action, directly or indirectly to render any claim of the ‘622 Patent invalid or unenforceable or not infringed, and that they will take no action, directly or indirectly to aid or assist any third-party to render any claim of any ‘622 Patent invalid or unenforceable or not infringed.

2.5	Covenant Not-to-Sue.

VPR, on behalf of itself and its successors and assigns, and Affiliates if any, covenants not to assert or threaten to assert (or cooperate with, instruct, encourage, aid, or consent to a Third Party asserting or otherwise threating to assert) (the “Covenant”): (i) any claim under the Licensed Patent, (ii) any claim related to, based upon, or arising under the Licensed Patent, or (iii) any other right under the Licensed Patent arising under Title 35 of the United States Code, against MONQ, or end customers using MONQ’s products.

2.6	Assignment by MONQ.

MONQ shall NOT assign this Agreement, or assign or delegate any right or obligation under this Agreement, in whole or in part, without the prior written consent of VPR, which consent shall not be unreasonably withheld, except that MONQ, may assign its non-exclusive license to an acquirer of all or substantially all of the equity or assets of MONQ’s businesses to which this Agreement relates or the surviving entity in any merger, consolidation, equity exchange, or reorganization of their businesses to which this Agreement relates, and any assignment shall be limited to the Covered Products.

2.7	Assignment by VPR.

VPR may not assign this Agreement or its rights under the ‘622 Patent unless such assignments or transfers of rights are made subject to the rights granted to MONQ in this Agreement.

3.	Releases.

3.1	Release by VPR to MONQ.

Except for matters relating to the enforcement or breach of this Agreement, VPR, its partners, representatives, agents, attorneys, employees, successors, affiliates, employers, heirs, and assigns, following receipt of full payment of the Consideration, does hereby fully and forever remise, release, acquit, satisfy, and forever discharge MONQ and its respective representatives, officers, employees, agents, independent contractors, members, shareholders, attorneys, insurers, heirs, successors, and assigns (collectively the “Released Parties”) of and from any and all claims, costs, attorneys’ fees, expenses, compensation, losses, demands, and all manner of actions, causes and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, torts, damages, judgments, and executions, whatsoever in law or in equity, known or unknown, matured or unmatured, accrued or unaccrued, suspected or unsuspected, which VPR ever had, has, or may have against the Released Parties from the beginning of the world to the day of this Agreement arising out of, that were raised in, that could have been raised in, or are related to the Action.

3.2	Release by MONQ to VPR.

MONQ, on behalf of itself, its partners, representatives, agents, attorneys, employees, successors, affiliates, employers, heirs and assigns, and each of them, hereby release and forever discharges VPR and its past, present and future, employees, employers, attorneys, partners, agents, heirs, beneficiaries, subsidiaries, successor in interest, affiliates, assigns, of and from any and all claims, demands, allegations, obligations, costs, damages, fees or causes of action of any nature whatsoever, from the beginning of the world to the day of this Agreement arising out of, that were raised in, that could have been raised in, or are related to the Action.

SETTLEMENT AGREEMENT

4.	Notice of Settlement and Dismissal of the Action.

Immediately upon the Parties’ agreement to the essential terms of this Agreement, the Parties shall file a Notice of Settlement with the Court. The Parties will submit to the Court, within 14 days of receipt of the Settlement Sum, a stipulation of dismissal of the Action, in the form attached hereto as Exhibit A, between VPR and MONQ in its entirety, with prejudice, including all claims and counterclaims, with each side to bear its own attorneys’ fees and costs. See Exhibit A, Joint Stipulation of Dismissal with Prejudice.

5.	Governing Law and Venue.

This Agreement shall be governed by the laws of the United States and the laws of the State of Tennessee. The Parties agree that any suit, action, or other proceeding arising out of, or in connection with this Agreement shall be brought exclusively in the U.S. District Court for the Middle District of Tennessee, and each Party hereby irrevocably consents and submits itself to, the proper and exclusive jurisdiction and venue of the U.S. District Court for the Middle District of Tennessee for such purpose.

6.	Attorneys’ Fees for Enforcement of Agreement.

In the event of any litigation or proceeding, relating to the enforcement, interpretation, or breach of this Agreement, the prevailing party shall recover its reasonable attorneys’ fees, costs, and expenses incurred in connection with such litigation or proceedings, and including all such fees, costs, or expenses on appeal.

7.	Binding Effect and Parties Bound.

This Agreement shall be binding upon and shall inure to the benefit of the Parties to this Agreement, their legal successors, agents, heirs, assigns, partners, officers, directors, representatives, owners, shareholders, affiliated corporations, and business entities.

8.	Authority.

Each of the undersigned signatories who signs this Agreement on behalf of another entity represents and warrants that they are authorized to execute this Agreement on behalf of that Party. The Parties further declare, covenant, and warrant that they or their representatives are over the age of eighteen (18) years, and that they are not suffering from any legal, mental, or physical disabilities which would impair or disable them from executing this Agreement and that there have been no representations and/or statements made by the Parties hereto or their agents, employees, or representatives to influence the Parties in making or executing this Agreement.

9.	Mutual Representations and Warranties.

Each Party represents and warrants that, as of the Effective Date, (1) it has the authority to execute this Agreement and has full right, power, and authority to enter into this Agreement and to be legally bound by the terms, conditions, covenants, and releases set forth herein, and (2)this Agreement and its performance under this Agreement will not violate any other agreements between it and any other entity.

10.	Entire Agreement.

The Parties acknowledge and represent that no promise or representation not contained in this Agreement has been made to them, and that this Agreement contains the entire understanding and agreement between the Parties. This Agreement supersedes all prior negotiations and agreements, proposed or otherwise, written or oral, concerning the subject matter hereof, and contains all terms and conditions pertaining to the compromise and settlement of any and all disputes relating to the Action.

SETTLEMENT AGREEMENT

11.	Headings and Captions.

Headings and captions contained in this Agreement are for convenience only, and shall not be considered for any purpose in construing this Agreement.

12.	No Presumption Against Drafting Party.

This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party hereto because said Party drafted or caused the Party’s legal representative to draft any of the provisions.

13.	Severability.

Each provision of this Agreement shall be considered severable. If for any reason any provision or provisions herein are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation or effect of any other provision of this Agreement.

14.	Amendments.

No modification of this Agreement shall be binding unless in writing and signed by the party to be charged.

15.	Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand to such Party’s address set out herein with written confirmation of receipt; (b) when received by the addressee if sent by a nationally recognized overnight courier, receipt requested; (c) on the fifth day after the date mailed to such Party’s address set out herein, by certified or registered mail, return receipt requested, postage prepaid; or (d) when sent by electronic mail to counsel at the addresses below.

VPR’s Notices shall be made to:	MONQ’s Notices shall be made to:

Kevin Frija	Dr. Eric Fishman
3001 Griffin Road	842 Conference Drive,
Fort Lauderdale, FL 33312	Goodlettsville, TN 37072
kevin.frija@vprbrands.com

with courtesy copy to: SRIPLAW
Attn: Joel Rothman 21301
Powerline Road, Suite 100
Boca Raton, FL 33433
joel@sriplaw.com

16.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together constitute one and the same Agreement. The facsimile or electronic PDF signatures of the Parties shall be enforceable just as though they were the original signatures of the Parties.

SETTLEMENT AGREEMENT

17.	Declaration.

Each Party has executed this Agreement freely and voluntarily after consulting with their own counsel. In settling this dispute, none of the Parties hereto admit or concede the truth or any of the allegations contained in the pleadings herein or concede or acknowledge that they have any liability to one another and are settling to avoid the cost and expense of further proceedings, and to bring finality to this matter. The Parties agree that the U.S. District Court for the Middle District of Tennessee shall maintain jurisdiction to enforce the provisions of this Agreement.

18.	Bankruptcy.

Each party acknowledges that all rights and licenses granted by it under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each party acknowledges that if such party, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other party may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Each party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable law excuses the party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of the Agreements by the other party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

19.	Waiver.

The waiver of any breach of any provision of this Agreement by any Party hereto shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement.

IN WITNESS WHEREOF and intended to legally bound, the Parties have hereunto set their hands as of the date below.

ACCEPTED AND AGREED TO BY:

VPR BRANDS, LP.

Dated: September 30, 2022	By:	/s/ Kevin Frija
	Name:	Kevin Frija
	Title:	CEO

MONQ, LLC

Dated: September 30, 2022	By:	/s/ Eric Fishman M.D.
	Name:	Dr. Eric Fishman
	Title:	CEO